Exhibit 99.1

McEWEN MINING: Q1 2023 RESULTS

TORONTO, May 8th, 2023 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported its first quarter (Q1) results for the period ended March 31st, 2023.

“This quarter we completed a series of large financing transactions involving shares of our McEwen Copper subsidiary, which has increased the market value attributable to our copper business to $550 million (for 100%) from $257 million at the conclusion of the prior financing round in August 2022. As 52% owner, McEwen Mining shareholders are benefitting from this value accretion, which validates the strategy we set out in July 2021 to surface value from Los Azules by funding it independently,” said Rob McEwen, Chairman and Chief Owner. “Our 100% owned precious metal mines generated a gross profit this quarter, although McEwen Copper expenses obscures our improved performance on a net basis. We continue to invest in exploration as the most cost-effective means to extend the life of our operations with positive results.”

Financial Results

Notice to reader: Under US GAAP, McEwen Mining consolidates 100% of the accounts of its wholly-owned and majority owned subsidiaries in its reported financial results, including McEwen Copper. Entities over which we exert significant influence but do not control, such as Minera Santa Cruz S.A. (“MSC”), are presented as an equity investment on our balance sheet.

Our gross profit in Q1 was $4.4 million and our cash gross profit(1) was $11.3 million, compared to a gross loss of $6.0 million and cash gross loss of $2.3 million in Q1 2022. The increase in gross profit and cash gross profit directly resulted from improvements in productivity across our Fox Complex and Gold Bar mine operations.

Adjusted net loss(1) was $6.4 million, or $0.14 per share in Q1, compared to an adjusted net loss of $13.1 million, or $0.28 per share in Q1 2022. Adjusted net income or loss is a new non-GAAP financial measure intended to provide readers with a metric to evaluate our 100% owned precious metal business, excluding McEwen Copper (52%) and MSC (49%), which owns the San José mine.

We reported a consolidated net loss of $43.1 million, or $0.91 per share in Q1, compared to a net loss of $20.7 million, or $0.45 per share in Q1 2022. The largest contributor to our net loss was $31.9 million spent on exploration at our Los Azules project, which we expensed under US GAAP. We also incurred $5.9 million in exploration expenses at our Fox Complex and Gold Bar mine operations.

Liquidity and Capital Resources

Consolidated cash and equivalents increased to $190.8 million(2) at the end of Q1 with the completion of a primary and secondary offering of common shares in McEwen Copper. These transactions brought in 30 billion Argentine Pesos from FCA Argentina (a subsidiary of Stellantis) and $30 million from Nuton (a Rio Tinto venture).

McEwen Mining received $47.5 million in available funds from the secondary sale of 8.7% of McEwen Copper, which will be used to reduce our senior secured debt, for project development spending and general corporate purposes. The balance of the funds raised from the primary issuance will be used by McEwen Copper for Los Azules project spending, predominantly drilling and other feasibility-oriented work programs to advance the project towards an updated Preliminary Economic Assessment (PEA) in Q2 2023 and a Feasibility Study by the end of 2024.

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Total debt was $65 million at the end of Q1. Management intends to reduce this amount by $25 million through the repayment in full of the portion of the senior secured credit facility owed to Sprott Lending.

Gold & Silver Production

Production from our three operating mines was 30,400 gold equivalent ounces (GEOs)(3) in Q1, compared to 25,200 GEOs in Q1 2022. Production guidance remains 150,000-170,000 GEOs for 2023.

Individual Mine Performance (See Table 1):

Fox performed well in the quarter and achieved its budgeted production at costs in-line with our guidance for the year. This is a significant improvement over Q1 last year when the mine struggled with effects of the pandemic and equipment failures. The Fox team’s diligent efforts have resulted in much improved operating performance and cash generation.

Gold Bar continued to ramp-up mining from the Gold Bar South deposit in Q1, and successfully placed 15,000 contained gold ounces on the heap leach pad. Extreme snow and rainfall in the southwestern United States this winter resulted in flooding around Gold Bar, temporarily restricting access to the mine. Despite these challenges the Gold Bar team kept costs under control and remained focused on delivering ore to the heap leach pad and production is steadily increasing. Mining resumed at the Pick pit in April, which will continue to add gold inventory to the heap leach pad, contributing to the increase of production in the balance of the year.

San José usually has a lower production in the beginning of the year because of holidays closure and a planned annual shutdown for maintenance during Q1. This quarter’s production was additionally hindered by negative grade reconciliation to the mine model, which is attributed to variability around the margins of the mined veins. From a financial perspective, lower production in Q1 was offset by higher than budgeted realized gold and silver prices, which allowed the San José team to adjust their plans for 2023 by accelerating development and definition drilling to access new mining areas. McEwen management visited San José in April to review the 2023 plan and exploration activities.

Exploration

Exploration results from flow-through funded drilling at the Fox Complex were published in a separate press release on May 8th; drilling will continue during the rest of the year, focusing on prospective zones at the Stock property and the Grey Fox property.

Infill and exploration results from Los Azules were published on January 26th, March 6th, April 5th, and May 5th. Drilling at Los Azules is expected to continue until the end of May and then resume in October, after the South American winter.

Gold Bar exploration activities were focused on defining the boundaries of our oxide resources at the Pick deposit, and on testing the Benmark target, located immediately southwest of the leach pad. Drilling at the Cabin South target is expected to be underway shortly. If results are successful in these areas, they each have potential to positively impact the mine plan in the near-term.

San José’s drilling programs to define additional resources and reserves have a long history of success due to a high vein density, aided by good geophysical response from hidden veins. Exploration drilling to discover and extend veins is occurring in several areas with success to the North of the mine, where two potentially economic veins (Maura NW and Maura SW) are returning good results. Drilling at the Telken target in the South of the property, and adjacent to Newmont’s Cerro Negro mine, is planned for Q3.

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McEwen Copper

We own a 52% interest in McEwen Copper Inc., which holds a 100% interest in the Los Azules copper project in San Juan, Argentina, and the Elder Creek exploration project in Nevada, USA.

On February 23, 2023, we closed an ARS $30 billion investment by FCA Argentina S.A., a subsidiary of Stellantis N.V., and on March 15, 2023, we closed a $30 million investment by Nuton LLC, a Rio Tinto Venture and existing McEwen Copper shareholder. Subsequent to these transactions Stellantis and Nuton each own 14.2% of McEwen Copper.

During Q1, McEwen Copper spent $31.9 million to advance a major drilling campaign involving up to 15 rigs, ongoing road maintenance and improvements, hyperspectral scanning of the entire drill core library, technical studies necessary for the updated PEA, environmental baseline work, project optimization and trade-off studies including renewable power supplies and mining methods, and metallurgical test work.

On April 14, 2023, the Los Azules Environmental Impact Report for Exploitation was submitted by McEwen Copper to the Argentinian authorities for review.

Drilling at the Elder Creek project conducted by Kennecott Exploration Company, a subsidiary of Rio Tinto, is expected to begin in May. Kennecott has the option to earn a 60% interest in Elder Creek by investing $18 million over a maximum of seven years.

Management Conference Call

Management will discuss our Q1 financial results and project developments and follow with a question and answer session. Questions can be asked directly by participants over the phone during the webcast.

Tuesday May 9th, 2023 at 11:00 AM EDT	Toll Free (US & Canada):	(888) 330-2398
	Outside US & Canada:	(240) 789-2709
	Conference ID Number:	67121
	Event Registration Link:	https://conferencingportals.com/event/ZSafhHZi
	Webcast Link:	https://events.q4inc.com/attendee/775071696

An archived replay of the webcast will be available approximately 2 hours following the conclusion of the live event. Access the replay on the Company’s media page at https://www.mcewenmining.com/media.

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Table 1 below provides production and cost results for Q1, with comparative results from Q1 2022 and our guidance range for 2023.

	Q1		Full Year 2023 Guidance Range
	2022	2023
Consolidated Production
Gold (oz)	20,850	25,900	123,000-139,000
Silver (oz)	335,500	381,200	2,300,000-2,600,000
GEOs(3)	25,200	30,400	150,000-170,000
Gold Bar Mine, Nevada
GEOs	6,300	6,500	42,000-48,000
Cash Costs/GEO	$2,284	$1,491	$1,400
AISC/GEO	$2,633	$1,725	$1,680
Fox Complex, Canada
GEOs(1)	7,700	12,700	42,000-48,000
Cash Costs/GEO	$1,193	$1,088	$1,000
AISC/GEO	$1,729	$1,311	$1,320
San José Mine, Argentina (49%)
Gold production (oz)(4)	6,450	6,700	39,000-43,000
Silver production (oz)(4)	335,500	381,200	2,300,000-2,600,000
GEOs	10,700	11,200	66,000-74,000
Cash Costs/GEO	$1,589	$1,800	$1,250
AISC/GEO	$2,103	$2,234	$1,550

Notes:

1.	Cash gross profit, cash costs per ounce, all-in sustaining costs (AISC) per ounce, and adjusted net income or loss and adjusted net income or loss per share are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For definition of the non-GAAP measures see "Non-GAAP- Financial Measures" section in this press release; for the reconciliation of the non-GAAP measures to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the quarter ended March 31, 2023, filed on Edgar and SEDAR.
2.	On our balance sheet the Argentine Pesos held by McEwen Copper are converted to US dollars at the official exchange rate (209ARS/USD on March 31st).
3.	'Gold Equivalent Ounces' are calculated based on a gold to silver price ratio of 84:1 for Q1 2023 and 78:1 for Q1 2022. 2023 production guidance is calculated based on 85:1 gold to silver price ratio.
4.	Represents the portion attributable to us from our 49% interest in the San José Mine.

Technical Information

The technical content of this news release related to financial results, mining and development projects has been reviewed and approved by William (Bill) Shaver, P.Eng., COO of McEwen Mining and a Qualified Person as defined by SEC S-K 1300 and the Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this release, we have provided information prepared or calculated according to United States Generally Accepted Accounting Principles (“U.S. GAAP”), as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Annual Report on Form 10-K for the year ended December 31, 2022.

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Cash Gross Profit

Cash gross profit is a non-GAAP financial measure and does not have any standardized meaning. We use cash gross profit to evaluate our operating performance and ability to generate cash flow; we disclose cash gross profit as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our ongoing business and capital activities. The most directly comparable measure prepared in accordance with GAAP is gross profit. Cash gross profit is calculated by adding depletion and depreciation to gross profit. A reconciliation to gross profit, the nearest U.S. GAAP measure is provided in McEwen Mining's Annual Report on Form 10-K for the year ended December 31, 2022.

Adjusted Net Income or Loss and Adjusted Net Income or Loss Per Share

Adjusted net income or loss is a non-GAAP financial measure and does not have any standardized meaning. We use adjusted net income or loss to evaluate our operating performance and ability to generate cash flow from our wholly-owned operations in production; we disclose this metric as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our precious metal operations and capital activities separately from our copper operations. The most directly comparable measure prepared in accordance with GAAP is net income or loss. Adjusted net income or loss is calculated by adding back McEwen Copper and MSC’s income or loss impacts to our consolidated net income or loss.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, Quarterly Report on Form 10-Q for the three months ended March 31, 2023, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Rob McEwen, Chairman and Chief Owner, has personal investment in the company of US$220 million. His annual salary is US$1.

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